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                                                                    EXHIBIT 23.1



[PRICEWATERHOUSECOOPERS LOGO]




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated August 9, 2002 relating to the financial statements of Portfolio Recovery Associates, Inc., which report appears in the Registration Statement on Form S-1 (No. 333-99225). We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement on Form S-1 (No. 333-99225).



/s/ PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers LLP

Harrisburg, PA
November 7, 2002